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                                                                   EXHIBIT 10.12


                           CARAUSTAR INDUSTRIES, INC.

                           1996 DIRECTOR EQUITY PLAN


         1. Purpose of Plan. This 1996 Director Equity Plan (the "Plan") provides for payment of a portion of the directors' annual retainer in shares of the common stock of Caraustar Industries, Inc. ( "Caraustar" ) and for an annual grant of options to acquire Caraustar shares to Caraustar directors. The purpose of the Plan is to tie directors' compensation to the price of Caraustar's shares.

         2. Shares Subject to Plan. The maximum number of shares that may be issued pursuant to this Plan is 100,000.

         3. Administration of Plan. The Compensation and Employee Benefits Committee (the "Committee") of Caraustar's Board of Directors will administer the Plan.

         The Committee, in addition to any other powers granted to it hereunder, shall have the powers, subject to the expressed provisions of the
Plan:

                 (a) to prescribe, amend and repeal rules and regulations of general application relating to the Plan;

                 (b)      to construe and interpret the Plan;

                 (c) to require of any person exercising an option granted under the Plan, at the time of such exercise, the execution of any paper, the making of any representation or the giving of any commitment that the Committee shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any State, or the execution of any paper or the payment of any sum of money in respect of taxes or the undertaking to pay or have paid any such sum that the Committee shall, in its discretion, deem necessary by reason of the Internal Revenue Code or any rule or regulation thereunder, or by reason of the tax laws of any State;

                 (d) to amend stock options previously granted and outstanding, but no amendment to any such agreement shall be made without the consent of the optionee if such amendment would adversely affect the rights of the optionee under his stock option agreement; and no amendment shall be made to any stock option agreement that would cause the inclusion therein of any term or provision inconsistent with the Plan; and

                 (e) to make all other determinations necessary or advisable for the administration of the Plan.

         The Committee may designate selected Committee members or employees of Caraustar to assist the Committee in the administration of the Plan and may grant authority to such persons to
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execute documents, including options, on behalf of the Committee, subject in each such case to the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

         Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive and binding. No member of the Committee, nor any person authorized to act on behalf of the Committee, shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

         4. Annual Retainer. Caraustar pays to those of its directors who are not employees of Caraustar or any subsidiary (such directors are referred to herein as "Eligible Directors") an annual retainer. The amount of this annual retainer is paid to the Eligible Directors in four quarterly installments, on the first business day of each calendar quarter. From and after the effective date of this Plan, Caraustar will pay the July and January quarterly installments of the annual retainer by delivery of shares of Caraustar common stock, valued for such purpose at the closing trading price of the Caraustar shares on the last business day immediately preceding the date of payment, or if such shares did not trade publicly on this date, the most recent date on which they did so trade. No fractional shares will be issued; and any balance of the quarterly installment shall be paid in cash.

         No shares issued pursuant to this Section 4 of the Plan may be sold or otherwise transferred until six months shall have elapsed from the date such shares were issued.

         5. Options for Outside Directors. The grant of options under this Section 5 shall be limited to those directors of Caraustar who, on the date of grant, are Eligible Directors.

         On the first business day of May of each calendar year during the term of the Plan (the "Grant Date"), each Eligible Director shall automatically receive from Caraustar an option to acquire 1,000 shares of its common stock at an exercise price equal to the closing trading price of such shares on the last business day immediately preceding the Grant Date, or if such shares did not trade publicly on this date, the most recent date on which they did so trade. Each such option shall be exercisable immediately and at any time and from time to time thereafter (subject to Section 6 hereof) until and including the date which is the business day immediately preceding the tenth anniversary of the Grant Date. Notice of each such option granted on a Grant Date shall be given to each Eligible Director within a reasonable time after the Grant Date.

         6. Exercise. An option granted hereunder may be exercised as to part or all of the shares covered thereby at any time before the expiration date of such option.

         During the participant's lifetime, only the participant may exercise an option granted to him. If a participant dies prior to the expiration date of an option granted to him, without having





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exercised his option as to all of the shares covered thereby, the option may be exercised, to the extent of the shares with respect to which the option could have been exercised on the date of the participant's death, by the estate or a person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the Employee.

         No shares acquired upon exercise of an option granted pursuant to this Plan may be sold or otherwise transferred until six months shall have elapsed from the date the option was granted.

         7. Payment of Exercise Price. The exercise price will be payable upon exercise of the option to purchase shares. Payment of the exercise price shall be made in cash.

         8. Transferability. No option granted hereunder may be transferred by the participant except by will or by the laws of descent and distribution, upon the death of the participant.

         9. Memorandum of Option. The Committee will deliver to each participant to whom an option is granted a Memorandum of Option, stating the terms of the option.

         10. Capital Adjustments. The number of shares of common stock covered by each outstanding option granted under the Plan, and the exercise price thereof, will be subject to an appropriate and equitable adjustment, as determined by the Committee, to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by Caraustar.

         11. Amendment or Discontinuance. The Plan may be amended, altered or discontinued by the Board of Directors of Caraustar. This Plan may not be amended more frequently than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. No termination or amendment of the Plan shall materially and adversely affect any rights or obligations of the holder of an option theretofore granted under the Plan without his consent.

         12. Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an option to purchase common stock of Caraustar or any other rights hereunder except as may be expressly granted hereunder and evidenced by a Memorandum of Option described in Section 9.

         13. Effectiveness of the Plan; Duration. The Plan shall be subject to approval by the vote of the holders of a majority of the shares of stock of Caraustar entitled to vote. The Plan shall be effective at once upon such approval. No option may be granted prior to the approval of the Plan by shareholders. No options or shares may be granted under this Plan after December 31, 2005.





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